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SCHEDULE 14A
RULE 14a - 101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Micro Component Technology, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MICRO COMPONENT TECHNOLOGY, INC.
2340 West County Road C
St. Paul, Minnesota 55113

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders of MICRO COMPONENT TECHNOLOGY, INC.

        The annual meeting of the stockholders of Micro Component Technology, Inc. will be held at the Marquette Hotel, Mississippi River South Room, 710 Marquette Avenue, Minneapolis, Minnesota, on June 27, 2002, at 3:30 p.m., for the purpose of considering and voting upon the following matters:

  1.
  To elect a board of seven directors for the following year. Management has nominated the following persons for election at the meeting: Roger E. Gower, Patrick Verderico, D. James Guzy, David M. Sugishita, Donald R. VanLuvanee, Donald J. Kramer, and Dr. Sheldon Buckler.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The directors have fixed the close of business on April 29, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Roger E. Gower
President and CEO

St. Paul, Minnesota
May 7, 2002

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

MICRO COMPONENT TECHNOLOGY, INC.
2340 West County Road C
St. Paul, Minnesota 55113

PROXY STATEMENT
Annual Meeting of Stockholders
To be held June 27, 2002

GENERAL

        The enclosed Proxy is solicited by the Board of Directors of Micro Component Technology, Inc. (the "Company") in connection with the annual meeting of the stockholders of the Company to be held on Thursday, June 27, 2002, at 3:30 p.m., or any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of the annual meeting. Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company. Any Proxy given pursuant to such solicitation may be revoked by the stockholder by communication in writing to the Secretary of the Company at any time prior to exercise of the Proxy. Proxies may also be revoked by delivery of a later dated Proxy or by voting in person. Shares represented by Proxies will be voted as specified in such Proxies on any matter identified in the Proxies. Subject to rules of the Securities and Exchange Commission, shares will be voted in the discretion of the Proxy holders on any other matter that may properly come before the meeting. Proxies and stockholder votes at the meeting will be tabulated by officers of the Company.

        All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. It is anticipated that these proxy materials will be mailed to the stockholders on or about May 7, 2002.

OUTSTANDING SHARES AND VOTING RIGHTS

        Only stockholders of record at the close of business on April 29, 2002, will be entitled to vote at the annual meeting. On that date, 14,098,014 shares of Common Stock were outstanding. Stockholders are entitled to one vote for each share of Common Stock held by them. The Common Stock does not have cumulative voting rights.

ELECTION OF DIRECTORS

        Seven directors are to be elected at the meeting to hold office until the next annual meeting of stockholders following their election and until their respective successors are elected. It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote such Proxy for the election of the persons named below. To be elected as a director, a nominee must receive the affirmative vote of a majority of the stockholders present at the meeting in person or by proxy. An abstention has the same effect as voting no.

        All of the nominees listed below are currently directors and have consented to be named in this Proxy Statement and to serve as directors if elected. If any such person should be unable to serve, or becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the Proxy will be voted for such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment. The names and ages of the intended nominees, their current positions with the Company, and the year each first became a director are as follows:

Name and Age	Position	Director Since
Roger E. Gower, 61	Chairman of the Board, President, Chief Executive Officer, Secretary and Director	1995
Patrick Verderico, 58	Director	1992
D. James Guzy, 66	Director	1993
David M. Sugishita, 54	Director	1994
Donald R. VanLuvanee, 57	Director	1995
Donald J. Kramer, 69	Director	1997
Dr. Sheldon Buckler, 70	Director	2000

Business Experience of Directors

        Roger Gower joined the Company as Chairman of the Board, President, Chief Executive Officer and Director in April, 1995. Prior to that time, Mr. Gower was employed by Datamedia Corporation of Nashua, New Hampshire, a network and PC security software development company, where he served as President and Chief Executive Officer from 1991. Prior to 1991 he was President and Chief Executive Officer of Intelledex, Inc., a Corvallis, Oregon-based manufacturer of robotic and automation systems for the semiconductor and disk drive manufacturing industries. Earlier in his career, Mr. Gower served as President of Qume, a $200 million printer manufacturer and wholly-owned subsidiary of ITT, and as a general manager with Texas Instruments. Mr. Gower holds a BS degree in Electrical Engineering.

        Patrick Verderico has been a director of MCT since December 1992. Since January 2001, he has been Chief Financial Officer at Ubicom, Inc. From July 1997 to November 2000, he was President and Chief Executive Officer of Integrated Packaging Assembly Corporation, a semiconductor packaging foundry. From May 1997 to July 1997, he was Executive Vice President and Chief Operating Officer of that corporation. From August 1996 through April 1997, he was an independent business consultant. From April 1996 through July 1996 he served as Chief Operating Officer and Executive Vice President of Maxtor Corporation. From January 1994 through March 1996, he was Vice President, Finance and Chief Financial Officer of Creative Technology, Ltd., a manufacturer and distributor of multimedia products. From October 1992 to January 1994, he was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor, Inc., a manufacturer of semiconductors. He is also a director of Integrated Packaging Assembly Corporation.

        D. James Guzy became a director of MCT in July 1993. He has been President of the Arbor Company, a Nevada limited partnership engaged in the electronics and computer industry, since 1969,

and Chairman of SRC Computers, Inc., a supercomputer manufacturer, since 1997. Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Novellus Systems, Inc., PLX Technology Inc., Alliance Capital Management Technology Fund and the Davis Selected Group of Mutual Funds.

        David M. Sugishita became a director of the Company in August 1994. From October 2000 to March 2001, Mr. Sugushita was Executive Vice President and Chief Financial Officer of RightWorks Corporation. From July 1997 to February 2000 he was Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation company. From August 1995 through June 1997, he was Senior Vice President and Chief Financial Officer of Actel Corporation, a manufacturer of field programmable gate arrays devices.

        Donald R. VanLuvanee became a director of MCT in November 1995. He has been President and Chief Executive Officer of Electro Scientific Industries, Inc., a company that designs and manufactures sophisticated manufacturing equipment for the worldwide electronics industry, since July 1992. From 1991 to July 1992, he was President and Chief Executive Officer of Mechanical Technology Incorporated, a supplier of contract research and development services and a manufacturer of technologically advanced equipment. He is also a director of Electro Scientific Industries, Inc. and FEI Company.

        Donald J. Kramer was appointed to the Board in February 1997. He was also a director of MCT from 1986 to 1990, and from 1991 through 1995. He is currently a private investor. Until 1996, and for more than five years, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts.

        Dr. Sheldon Buckler has been a director of MCT since March 2000. He served as Vice Chairman of Polaroid Corporation from 1990 until 1994. From 1995 to 1999, he served as Chairman of Commonwealth Energy Systems, an energy utility. He currently serves as the Chairman of Lord Corp. Dr. Buckler served as a director of Aseco Corporation from 1995 until it was acquired by MCT in January 2000. He is also a director of Nashua Corporation, Nstar Corporation and Parlex Corporation.

        Directors serve until the next annual meeting of the stockholders at which their successors are elected, or until their prior resignation, removal or incapacity.

Meetings and Committees of the Board of Directors

        During calendar year 2001, the Company's Board of Directors met nine times. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served. Standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

        The Audit Committee recommends the selection of the Company's independent accountants, approves the services performed by such accountants, and reviews and evaluates the Company's financial and reporting systems and the adequacy of internal controls for compliance with corporate guidelines. Members of the Audit Committee, which consists of five outside directors, are D. James Guzy, Donald J. Kramer, Donald R. VanLuvanee, Patrick Verderico, and Dr. Sheldon Buckler, each of whom is independent (as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers listing standards). The Audit Committee met five times in 2001.

        The Compensation Committee reviews and recommends to the Board compensation arrangements for all executive officers of the Company. In addition, the Compensation Committee is responsible for administration of the Company's Incentive Stock Option Plan, Employee Stock Purchase Plan, and its cash bonus plans. Members of the Compensation Committee, which consists of four outside directors, are D. James Guzy, Donald J. Kramer, Donald R. VanLuvanee and Patrick Verderico. The Compensation Committee met five times in 2001.

        The Company does not have a standing Nominating Committee or any other Committee performing similar functions. Such matters are considered at meetings of the full Board of Directors.

Compensation of Directors

        Directors are paid out-of-pocket expenses plus $1,500 for each Board meeting which they attend, and $250 for each telephonic Board meeting. In addition, each person who becomes an outside director of the Company is automatically granted an option to purchase 10,000 shares of Common Stock under the Stock Option Plan for Outside Directors. Each outside director is also automatically granted an option to purchase 10,000 shares of Common Stock upon each re-election as a director, or on the anniversary of the prior year's grant in any year in which there is no meeting of the shareholders at which directors are elected. The option price for each option granted under the Plan is the fair market value of the Common Stock on the date the option is granted. All options granted under the Plan become exercisable in 50 percent increments on the first and second anniversaries of the date of grant. The options must be exercised within ten years after the date of grant or, if earlier, within 12 months after the director ceases being a director. However, a director who voluntarily declines to stand for re-election after the age of 60 shall not be required to exercise his or her options within one year, and shall continue to vest in his or her options after ceasing to be a director. Directors who are employees of the Company receive no compensation for their services as directors.

EXECUTIVE OFFICERS

        The names and ages of the executive officers, their current positions with the Company, and their years of appointment are as follows:

Name and Age	Position	Officer Since
Roger E. Gower, 61	Chairman of the Board, President, Chief Executive Officer, Secretary and Director	1995
Jeffrey S. Mathiesen, 41	Vice President and Chief Financial Officer	1996
Dennis L. Nelson, 55	Executive Vice President of Sales and Marketing	1996
Timothy L. Olson, 40	Executive Vice President of Operations	2001
Richard S. Sidell, 58	Chief Technology Officer	2001

        The business experience of Mr. Gower is described in the previous section.

        Jeffrey S. Mathiesen joined MCT as Vice President and Chief Financial Officer in September 1996. Prior to that time, he was employed by Recovery Engineering, Inc., a manufacturer and marketer of proprietary water purifiers and filters, from 1991 to 1996 where he was Vice President and Chief Financial Officer and previously Controller. Previously, he was Corporate Controller at Osmonics, Inc., a manufacturer of water filtration and purification systems. Mr. Mathiesen is a Certified Public Accountant.

        Dennis L. Nelson joined MCT as Executive Vice President of Sales and Marketing in June 1996. Prior to that time, Mr. Nelson was employed by Credence Systems Corporation, a manufacturer of test systems for the semiconductor industry, for seven years as Vice President of Sales. Prior to 1989, he worked for over thirteen years for Teradyne, Inc., also a manufacturer of test systems for the semiconductor industry, working in engineering and several different sales and sales management positions. Mr. Nelson holds a degree in Electrical Engineering.

        Timothy L. Olson was appointed Executive Vice President of Operations in October, 2001. From June 1999 to October, 2001, he was General Manager and Vice President of the Infinity Systems division. From 1997 through 1999, Mr. Olson held the same position with the Systems Integration division of Fico BV, an affiliate of BE Semiconductors, based in the Netherlands. From 1988 to 1997,

Mr. Olson was an Operations Manager at Motorola Semiconductor Products Sector, leading the development of the advanced PRISM manufacturing factories. Previously within Motorola, Mr. Olson led process engineering and package development operations. Mr. Olson holds two degrees in engineering and management from the University of North Dakota. He is Acting Chairman of the SEMI International TAP (Test, Assembly & Packaging) Automation & Integration Committee.

        Richard S. Sidell was appointed Chief Technology Officer of the Company effective August 15, 2001. He joined the Company in January, 2000, when the Company acquired Aseco Corporation. From September, 1988 until January, 2000, he was Vice President and Chief Technologist at Aseco. For the ten prior years, he worked at Electro Scientific Industries, Inc., and a company acquired by ESI, in several engineering and management positions, and was involved in the development of laser memory repair equipment for the semiconductor industry. He was formerly on the faculty at MIT, and holds a doctoral degree in Mechanical Engineering from MIT.

        Executive officers serve indefinite terms which expire when their successors are appointed, or until their prior resignation, removal or incapacity.

EXECUTIVE COMPENSATION

        Summary Compensation.    The following table contains summary information concerning the annual compensation paid by the Company for the years ended December 31, 2001 and 2000, the six-month transition period ended December 31, 1999 and the fiscal year ended June 1999 to (a) our Chief Executive Officer, and (b) each of the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 2001 and whose annual salary and bonus for the year ended December 31, 2001 exceeded $100,000:

		Annual Compensation
						Number of Shares Underlying Options Granted
Name & Principal Position	Year	Salary and Commission	Bonus	Other Annual Compensation			All Other Compensation(1)
Roger E. Gower, Chairman, President, CEO & Secretary	2001 2000 Transition FY 1999	$280,000 272,596 126,250 252,500	$0 0 0 0	$10,200 10,200 5,525 12,275	(2) (2) (2) (2)	0 100,000 0 100,000	$3,815 3,625 0 1,237
Dennis L. Nelson, Executive Vice President of Sales and Marketing	2001 2000 Transition FY 1999	198,044 244,428 104,164 197,297	0 0 0 0	0 0 0 0		0 0 0 110,000	4,432 7,333 1,278 2,281
Timothy L. Olson Executive Vice President of Operations (3)	2001	165,769	20,000	9,600	(2)	75,000	5,861
Richard S. Sidell Chief Technical Officer (3)	2001	161,846	0	0		100,000	4,855
Jeffrey S. Mathiesen, Vice President and Chief Financial Officer	2001 2000 Transition FY 1999	155,000 148,269 65,000 113,077	0 10,000 0 0	0 0 0 0		0 50,000 0 50,000	4,650 4,746 893 1,590

(1)
Includes vested retirement plan contributions made by MCT.

(2)
Includes automobile related costs.

(3)
Mr. Olson and Mr. Sidell were appointed officers in October, 2001 and August, 2001, respectively.

        Stock Option Grants.    The following table contains information concerning the grant of stock options during the calendar year 2001 to the executive officers named in the Summary Compensation Table:

					Potential Realizable Value at Assumed Rate of Stock Price Appreciation of Option Term
	Number of Shares Underlying Options Granted
Name		Percent of Total Options Granted to Employees	Exercise Price	Expiration Date
					5%	10%
Roger E. Grower	0	0	—	—	—	—
Dennis L. Nelson	0	0	—	—	—	—
Timothy L. Olson	75,000	17.34%	$2.73	8/28/11	$128,766	$326,319
Richard S. Sidell	100,000	23.12%	$3.28	6/21/11	$206,277	$380,092
Jeffrey S. Mathiesen	0	0	—	—	—	—

        Aggregated Option Exercises and Year-End Option Values.    The following table contains information concerning the aggregated option exercises for the year ended December 31, 2001 and the year-end option values for the executive officers named in the Summary Compensation Table:

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of In-the-Money Unexercised Options at Year-End Exercisable/Unexercisable
Roger E. Gower	0	$0	450,000/150,000	$475,525/$121,175
Dennis L. Nelson	0	$0	160,000/40,000	$131,000/$72,500
Timothy L. Olson	0	$0	43,750/131,250	$0/$16,500
Richard S. Sidell	0	$0	30,985/122,500	$40,248/$0
Jeffrey S. Mathiesen	0	$0	90,509/62,500	$81,878/$43,250

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table contains information concerning the number of shares authorized for issuance under the Company's equity compensation plans and arrangements as of December 31, 2001:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities currently outstanding)
Equity compensation plans approved by shareholders	2,216,915	(1)	$3.41	773,650
Equity compensation plans not approved by shareholders	133,000		$4.01	7,000

Total	2,349,915		$3.44	780,650

(1)
Includes 51,406 shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $1.30, assumed by the Company in connection with its acquisition of Aseco Corporation in January, 2000.

Agreements with Officers

        Effective March 28, 1995, the Company entered into an Employment Agreement with Mr. Gower. The current agreement may be terminated by either party with 60 days prior written notice. The agreement will also terminate upon the death, disability or breach of the agreement by Mr. Gower. In the event Mr. Gower's employment is terminated by the Company with 60 days prior written notice, the Company will continue to pay Mr. Gower his then current base salary for 12 months thereafter.

        Mr. Nelson has an Employment Agreement with the Company which provides that in the event of a change in control of the Company which results in a change in his position as Executive Vice President, or a substantial diminution in his responsibilities, he may elect to terminate the agreement and receive his then-current base salary and insurance benefits for 12 months thereafter. The same benefits are payable if the Company elects to terminate Mr. Nelson's employment while a change in control is being negotiated.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

        The Compensation Committee of the Board of Directors (the "Committee") operates pursuant to a Charter adopted by the Board of Directors on July 9, 1997. The Charter includes a mission statement which states that the Committee's mission is to ensure that the Company's executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company's overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company's industry; (3) to promote the Company's pay-for-performance philosophy; and (4) to ensure that the Company's compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

        Pursuant to the Charter, the Committee is appointed by the Board and is comprised of two or more outside directors. The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the chief executive officer and other key executives; (2) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (3) act as the administrative committee for the Incentive Stock Option Plan, the Employee Stock Purchase Plan, and any other incentive or purchase plans established by the Company; (4) consider and approve grants of incentive stock options, nonqualified stock options, restricted stock or any combination to any employee; and (5) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement.

        It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the above objectives. The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives.

Base Salary

        Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay. Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees.

Annual Incentives

        The Committee adopts a bonus plan for its executive officers each year. Bonus payments are contingent on the performance of the Company. No bonuses were paid under the plans for the years ended December 31, 2001 or 2000, the six-month transition period ended December 31, 1999 or the fiscal years 1999 and 1998. Mr. Olson received a $20,000 bonus in 2001, not under the bonus plan, for satisfying certain performance milestones.

Long-term Incentives

        The Incentive Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of the plan is to align executives' long-term interests with those of the stockholders by creating a direct incentive for executives to increase stockholder value. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. The options generally vest and become exercisable over a period of two to four years following the date of grant. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

        The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees can contribute between two and ten percent of their base pay to purchase up to 1,000 shares of Common Stock per year. The shares are issued by the Company at a price per share equal to

85 percent of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

Chief Executive Officer Compensation

        The Committee determines compensation for the Chief Executive Officer on an annual basis. Mr. Gower's current base salary was established by the Compensation Committee, and became effective in April, 2000. The Committee believes that this base salary is consistent and competitive with salaries paid to Chief Executive Officers of semiconductor manufacturing companies similar in size to the Company. Mr. Gower received no bonus for the calendar years 2001 or 2000, the six-month transition period ended December 3, 1999 or fiscal years 1999 and 1998.

Conclusion

        The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and stockholder value.

D. James Guzy
Donald J. Kramer
Donald R. VanLuvanee
Patrick Verderico

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with management. The Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

D. James Guzy
Donald J. Kramer
Donald R. VanLuvanee
Patrick Verderico
Dr. Sheldon Buckler

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five fiscal years beginning June 28, 1997 and ending December 31, 2001 (including the transition period from June 28, 1999 to December 31, 1999), with the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Philadelphia Exchange Semiconductor Sector Index ("SOX") over the same period (assuming the investment of $100 in the Company's Stock, the NASDAQ Stock Market-U.S. Index and the SOX Index on June 28, 1997 and the reinvestment of all dividends).

Period Ended	June 28, 1997	June 27, 1998	June 27, 1999	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001
Micro Component Technology, Inc.	100	28.80	57.61	135.87	78.13	68.75
NASDAQ Stock Market—U.S. Index	100	130.00	177.50	282.95	171.78	135.62
PHLX Semiconductor Sector Index	100	113.15	158.45	230.44	187.94	170.79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Common Stock as of March 1, 2002 (i) by each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) by each of the Company's executive officers named in the Summary Compensation table, (iii) by each of the Company's directors, and (iv) by all of the executive officers and directors as a group:

	Shares Beneficially Owned
Name and Address of Beneficial Owners
	Number	Percent
FIVE PERCENT STOCKHOLDERS
Perkins Capital Management, Inc.(1)(2)(3) 730 East Lake Wayzata, MN 55391	1,883,209	13.0%
Wellington Management Company, LLP(1) 73 State Street—19th Floor Boston, MA 02109	1,360,200	9.7%
Kern Capital Management, LLC(1) 114 West 47th Street, Suite 1926 New York, NY 10036	1,348,200	9.6%
Kopp Investment Advisors, Inc.(1) 6600 France Avenue South Edina, MN 55435	1,044,100	7.4%
Amaranth Advisors LLC(1)(3) Two American Lane Greenwich, CT 06836	960,000	6.4%
DIRECTORS AND EXECUTIVE OFFICERS
Roger E. Gower(4)	515,000	3.5%
Dennis L. Nelson(4)	160,000	1.1%
Timothy L. Olson(4)	51,000	*
Richard L. Sidell(4)	35,151	*
Jeffrey S. Mathiesen(4)(5)	118,000	*
D. James Guzy(4)(6)	112,472	*
Donald J. Kramer(4)	40,000	*
David M. Sugishita(4)	40,000	*
Donald R. VanLuvanee(4)	60,000	*
Patrick Verderico(4)	15,000	*
Dr. Sheldon Buckler(4)	12,500	*
All directors and executive officers as a group (11 in number)(4)	1,159,123	7.7%

*
Denotes less than 1% of shares outstanding.

(1)
Perkins Capital Management, Inc., Wellington Management Company, LLP, Kern Capital Management, LLC, Kopp Investment Advisors, Inc. and Amaranth Advisors LLC are registered investment advisors.

(2)
Includes shares held for clients and shares held by Perkins Opportunity Fund.

(3)
Includes shares issuable upon conversion of the Company's 10% Senior Subordinated Convertible Notes.

(4)
Includes shares deemed beneficially owned by virtue of the right to acquire them within 60 days pursuant to exercise of MCT's stock options as follows: Mr. Gower—500,000; Mr. Nelson—160,000; Mr. Olson—50,000, Mr. Sidell—30,985, Mr. Mathiesen—103,009; Mr. Guzy—60,000, Mr. Kramer—40,000; Mr. Sugishita—40,000; Mr. VanLuvanee—60,000; Mr. Verderico—15,000; Mr. Buckler—10,000 and all directors and executive officers as a group—1,175,244.

(5)
Includes 600 shares owned by Mr. Mathiesen's minor children.

(6)
Includes 41,978 shares owned by Arbor Company, of which Mr. Guzy is a general partner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and ten-percent stockholders to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from such persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and ten-percent stockholders were complied with for the year ended December 31, 2001.

INDEPENDENT ACCOUNTANTS

        On the recommendation of the Company's management, the Board of Directors has selected Deloitte & Touche LLP as independent accountants to audit the accounts and records of the Company for the year ended December 31, 2002, and to perform other appropriate services for the current year. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Forms 10-Q for that year were $127,500.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Deloitte & Touche for professional services described in Paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X for the year ended December 31, 2001.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for professional services rendered, other than the services described above under "Audit Fees" and "Financial Information System Design and Implementation Fees", for the year ended December 31, 2001 were $37,290, all of which were for audit-related fees. Audit-related fees generally include fees for consents and certain foreign statutory audits. The Audit Committee considers the provisions of these services to be compatible with maintaining the independence of Deloitte & Touche.

OTHER BUSINESS

        The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies, subject to rules of the Securities and Exchange Commission.

PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders of the Company intended to be presented at the Company's next annual meeting of stockholders must be sent to the Secretary of the Company at the above address. It is now anticipated that the next annual meeting will be held on June 26, 2003. In order for any stockholder proposals to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to that meeting, the proposal must be submitted by January 7, 2003. If the proposal is submitted after that date but before March 23, 2003, it will not be included in the Company's Proxy Card but may be referred to in the Proxy Statement in accordance with rules of the Securities and Exchange Commission. If the proposal is submitted after March 23, 2003, it will be considered untimely and not included in any of the Company's proxy materials.

MICRO COMPONENT TECHNOLOGY, INC.

ANNUAL STOCKHOLDERS' MEETING

Thursday, June 27, 2002

3:30 p.m.

Marquette Hotel

Minnesota River Room

710 Marquette Avenue

Minneapolis, Minnesota

MICRO COMPONENT TECHNOLOGY, INC.	proxy

The undersigned stockholder of Micro Component Technology, Inc. ("MCT"), does hereby constitute and appoint Roger Gower, President and Chief Executive Officer, and Jeffrey Mathiesen, Vice President and Chief Financial Officer, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of MCT to be held at 3:30 p.m. on Thursday, June 27, 2002, at the Marquette Hotel, Minnesota River Room, 710 Marquette Avenue, Minneapolis, Minnesota, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below. The undersigned hereby revokes any other proxy previously given by him or her.

See reverse for voting instructions.

- Please detach here -

1.	Election of directors:	01. Roger E. Gower 02. D. James Guzy 03. Donald J. Kramer 04. David M. Sugishita	05. Donald R. VanLuvanee 06. Patrick Verderico 07. Dr. Sheldon Buckler	☐	FOR all nominees listed (except as specified to the contrary below).	☐	AGAINST all nominees listed
To withhold authority to vote for any individual nominee, write that nominee's number to the right:

2.	In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Address Change? Mark Box
Indicate changes below:    ☐

Date	, 2002

Please date and sign above exactly as name appears at the left, indicating, where appropriate, official capacity. If stock is held in joint tenancy, each joint owner must sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
PROPOSALS OF STOCKHOLDERS